UNITED STATES SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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JNL Series Trust
(Name of Registrant as Specified In Its Charter)

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JNL SERIES TRUST

JNL/Morningstar PitchBook Listed Private Equity Index Fund

1 Corporate Way

Lansing, Michigan 48951

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 22, 2021

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of shareholders (the “Shareholders”) of the JNL/Morningstar PitchBook Listed Private Equity Index Fund (the “Fund”), a series of the JNL Series Trust, a Massachusetts business trust (the “Trust”), will be held at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951 on July 22, 2021 at 9:00 a.m., Eastern Time, to consider and act upon the following proposal with respect to the Fund and to transact such other business as may properly come before the Meeting or any adjournments thereof:

  To approve the elimination of a fundamental policy regarding diversification (the “Policy Removal” or the “Proposal”).
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

Due to the COVID-19 pandemic, Shareholders who attend the Meeting will be required to practice social distancing and to abide by all state and local restrictions. Multiple conference rooms may be used, as applicable, depending on the number of attendees and a dial in number will be provided. Each room is subject to frequent cleanings.

The Board of Trustees of the Trust (the “Board”) unanimously recommends that Shareholders vote FOR the Proposal.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Only Shareholders of record at the close of business on June 15, 2021 (the “Record Date”), shall be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. Jackson National and/or Jackson National Life Insurance Company of New York have fixed the close of business on July 21, 2021, as the last day on which voting instructions will be accepted.

The Meeting may be adjourned whether or not a quorum is present, by the chairperson of the Meeting from time to time to reconvene at the same or some other place as determined by the chairperson of the Meeting for any reason, including failure of a Proposal to receive sufficient votes for approval. No shareholder vote shall be required for any adjournment. No notice need be given that the Meeting has been adjourned other than by announcement at the Meeting. Any business that might have been transacted at the original Meeting may be transacted at any adjourned Meeting.

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR VOTING INSTRUCTIONS CARD PROMPTLY.

By Order of the Board of Trustees,

/s/ Mark D. Nerud

Mark D. Nerud
Trustee, President, and Chief Executive Officer

June 28, 2021

Lansing, Michigan

JNL SERIES TRUST

JNL/Morningstar PitchBook Listed Private Equity Index Fund

1 Corporate Way

Lansing, Michigan 48951

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PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

June 28, 2021

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Trustees (the “Trustees” or the “Board”) of JNL Series Trust (the “Trust”), a Massachusetts business trust, of proxies to be voted at a Special Meeting (the “Meeting”) of shareholders (the “Shareholders”) of the JNL/Morningstar PitchBook Listed Private Equity Index Fund (the “Fund”), a series of the Trust, to be held on July 22, 2021, at 9:00 a.m. Eastern Time, in the offices of Jackson National Life Insurance Company (“Jackson National”), 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”).

Due to the COVID-19 pandemic, Shareholders who attend the Meeting will be required to practice social distancing and to abide by all state and local restrictions. Multiple conference rooms may be used, as applicable, depending on the number of attendees and a dial in number will be provided. Each room is subject to frequent cleanings.

The purpose of the Meeting is to consider and act upon the following proposal with respect to the Fund and to transact such other business as may properly come before the Meeting or adjournments thereof:

1.	To approve the elimination of a fundamental policy regarding diversification (the “Policy Removal” or the “Proposal”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Notice, this proxy statement, and the accompanying voting instructions card were first mailed on or about July 1, 2021.

Additional Information

Additional information regarding the Trust can be found in the Trust’s most recent annual report to Shareholders.

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2020 or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

VOTING INSTRUCTIONS

Quorum and Voting

The Amended and Restated By-Laws of the Trust, dated September 6, 2019 (the “By-Laws”), provide that, except as otherwise provided by law, the Amended and Restated Declaration of Trust dated June 1, 1994 and amended and restated on September 25, 2017 (the “Declaration of Trust”), or the By-Laws, the holders of a majority of the shares issued and outstanding and entitled to vote at the Meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. The presence of Jackson National and/or Jackson National Life Insurance Company of New York (“Jackson NY,” and together with Jackson National, the “Insurance Companies”), through the presence of an authorized representative, constitutes a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

The By-Laws further provide that shares may be voted in person or by proxy. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving its invalidity shall rest on the challenger. At all meetings of Shareholders, unless inspectors of election have been appointed, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Any person giving voting instructions may revoke them at any time prior to their exercise by submitting to the Secretary of the Trust a superseding voting instruction form or written notice of revocation. Voting instructions can be revoked until the Meeting date. Only the Contract Owner executing the voting instructions can revoke them. The Insurance Companies will vote the shares of the Fund in accordance with all properly executed and unrevoked voting instructions. Unless otherwise specified in the proxy, the proxy shall apply to all shares of the Fund owned by the Shareholder.

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Required Vote

Generally, a simple majority of votes cast is sufficient to take or authorize action upon any matter which may be presented for a Shareholder vote, unless a different vote is required by law, the Declaration of Trust or the By-Laws. Where a vote of the “majority of the outstanding voting securities” of a Fund is required to approve a proposal, it shall mean the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present in person or by proxy at the Meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. Except as otherwise provided by law, if a Shareholder abstains from voting as to any matter, then the shares represented by such abstention will be treated as shares that are present at the Meeting for purposes of determining the existence of a quorum. However, abstentions will not be counted as a vote cast on such proposal. The approval of a Proposal depends upon whether a sufficient number of votes are cast for the Proposal. Accordingly, an instruction to abstain from voting on a Proposal has the same practical effect as an instruction to vote against the Proposal.

Approval of the Proposal will require the affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”), which is the lesser of (a) a vote of 67% or more of the Fund shares whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Fund shares are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Fund shares.

If the Proposal is approved by Shareholders of the Fund, it will be implemented on or about August 2, 2021.

Contract Owner Voting Instructions

The Trust is organized as a Massachusetts business trust. Interests in the Fund, a series of the Trust, are represented by shares. Shares of the Fund currently are sold only to separate accounts of the Insurance Companies to fund the benefits of variable life insurance and variable annuity contracts (“Variable Contracts”) issued by the Insurance Companies, to employee benefit plans of Jackson National or directly to the Insurance Companies, or to certain funds of the Trust organized as funds-of-funds. Although the Insurance Companies legally own all of the shares of the Fund held in their respective separate accounts that relate to Variable Contracts, a portion of the value of your Variable Contract is invested by the relevant Insurance Company, as provided in your Variable Contract, in shares of the Fund.

You have the right under the interpretations of the 1940 Act to instruct the Insurance Company how to vote the shares attributable to your Variable Contract. Owners of Variable Contracts (the “Contract Owners”) at the close of business on June 15, 2021 (the “Record Date”), will be entitled to notice of the Meeting and to instruct the relevant Insurance Company how to vote at the Meeting or any adjourned session. The Insurance Company will vote all such shares in accordance with the voting instructions timely given by the Contract Owners with assets invested in the Fund. Shares for which an Insurance Company receives a voting instruction card that is signed, dated, and timely returned but is not marked to indicate voting instructions will be treated as an instruction to vote the Shares in favor of a Proposal. Shares for which an Insurance Company receives no timely voting instructions from a Contract Owner will be voted by the applicable Insurance Company either for or against approval of the applicable Proposal, or as an abstention, in the same proportion as the Shares for which Contract Owners have provided voting instructions to the Insurance Company. The Insurance Companies and their affiliates will vote their own shares and shares held by other regulated investment companies in the same proportion as voting instructions timely given by Contract Owners. As a result, a small number of Contract Owners may determine the outcome of the vote.

Contract Owners may use the enclosed voting instructions form as a ballot to give their voting instructions for those shares attributable to their Variable Contracts as of the Record Date. The Insurance Companies have fixed the close of business on July 21, 2021, as the last day on which voting instructions will be accepted.

Adjournments

Any authorized voting instructions will be valid for any adjournment of the Meeting. If the Trust receives an insufficient number of votes to approve a Proposal, the Meeting may be adjourned to permit the solicitation of additional votes.

The Meeting may be adjourned by the chairperson of the Meeting from time to time to reconvene at the same or some other place as determined by the chairperson of the Meeting for any reason, including failure of a Proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. No notice need be given that the Meeting has been adjourned other than by announcement at the Meeting. Any business that might have been transacted at the original Meeting may be transacted at any adjourned Meeting.

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Revocation of Voting Instructions

Any person giving voting instructions may revoke them at any time prior to the Meeting by submitting to the Insurance Companies a superseding voting instruction form or written notice of revocation or by appearing and voting in person at the Meeting. Only the Contract Owner executing the voting instructions can revoke them. The Insurance Companies will vote the shares of the Fund in accordance with all properly executed and un-revoked voting instructions.

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SUMMARY OF THE PROPOSAL

PROPOSAL: TO APPROVE THE ELIMINATION OF A FUNDAMENTAL POLICY REGARDING DIVERSIFICATION

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 128 funds, including the JNL/Morningstar PitchBook Listed Private Equity Index Fund (the “Fund”). The Trust is providing this proxy statement to shareholders (the “Shareholders”) investing in the Fund as of June 15, 2021, the Record Date.

On June 2-4, 2021, the Board, including the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), approved the elimination of a fundamental policy regarding diversification for the Fund, subject to approval by Shareholders (the “Policy Removal” or the “Proposal”).

All mutual funds are required to adopt fundamental policies with respect to a limited number of matters. Fundamental investment restrictions or policies cannot be changed, as a matter of law, without shareholder approval.

The Fund recently commenced operations on April 26, 2021. The Fund has been and continues to be managed in compliance with the diversification limits of the 1940 Act. Under the 1940 Act, a Fund that is a “diversified company” will have at least 75% of the value of its total assets represented by the following:

•	Cash and cash items (including receivables),
•	Government securities,
•	Securities of other investment companies, and
•	Other securities limited in respect to any one issuer to not more than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer.

Because the Fund operates as an “index fund” that seeks to meet its investment objective by seeking to track the performance of the Morningstar® PitchBook Developed Markets Listed Private Equity IndexSM (“Index”), it uses a passive investment approach, called indexing, which attempts to replicate the investment performance of the Index through representative sampling. The primary purpose of the Proposal is to remove the Fund’s diversification limits so that the Fund can invest in the stocks in the Index in the same or similar weights as the Index.

Jackson National Asset Management, LLC (“JNAM”), the investment adviser to the Fund, has reviewed the current fundamental policies for the Fund and has recommended to the Board that the fundamental policy with respect to diversification for the Fund be removed. If the Proposal is approved by Shareholders, the requirement that the Fund operate as diversified will no longer apply, effective August 2, 2021.

At its June 2-4, 2021 meeting, the Board reviewed materials provided by JNAM and upon review and consideration of those materials, as well as discussion with their independent counsel, concluded that the Policy Removal is appropriate. In reaching its conclusion, the Board considered the Fund’s investment strategies and its correlation to the Index, the current diversification requirements, and the impact of the removal of the fundamental policy.

The current fundamental policy for the Fund is set forth in the table below (underlined emphasis added):

Current Fundamental Policy

(1)    Each Fund, except the JNL/Baillie Gifford U.S. Equity Growth Fund, JNL/BlackRock Global Natural Resources Fund, JNL/Franklin Templeton Global Multisector Bond Fund, JNL/GQG Emerging Markets Equity Fund, JNL/Heitman U.S. Focused Real Estate Fund, JNL/Loomis Sayles Global Growth Fund, JNL/Mellon Communication Services Sector Fund, JNL/Mellon Consumer Discretionary Sector Fund, JNL/Mellon Consumer Staples Sector Fund, JNL/Mellon DowSM Index Fund, JNL/Mellon Energy Sector Fund, JNL/Mellon Financial Sector Fund, JNL/Mellon Healthcare Sector Fund, JNL/Mellon Information Technology Sector Fund, JNL/Mellon Nasdaq® 100 Index Fund, JNL/Mellon Materials Sector Fund, JNL/Mellon Real Estate Sector Fund, JNL/Mellon Utilities Sector Fund, and JNL/Morningstar Wide Moat Index Fund shall be a “diversified company,” as such term is defined under the 1940 Act.

With respect to those Funds that are excepted above, this policy is not a fundamental policy.

If approved by shareholders, the Fund will be excepted from the above-referenced policy and will operate as a non-diversified fund. The Policy Removal will not have any material effect on the Fund’s current investment objective. If approved by Shareholders of the Fund, the Policy Removal will become effective on August 2, 2021. If the Policy Removal is not approved by Shareholders of the Fund, the current policy will remain in effect for the Fund.

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Approval of the Policy Removal for the Fund requires the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding voting securities of a Fund, or (ii) 67% or more of the voting securities of a Fund present at the Meeting if more than 50% of the Fund’s outstanding voting securities are present at the Meeting in person or by proxy. For this purpose, “voting securities” refers to the shares of the Fund.

THE BOARD, INCLUDING ALL OF ITS INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE “FOR” APPROVAL OF THE PROPOSAL.

OTHER MATTERS

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust. JNAM is a wholly owned subsidiary of Jackson National, a U.S.-based financial services company. Jackson National is a wholly owned subsidiary of Jackson Financial Inc., which is a subsidiary of Prudential plc. Prudential plc is a publicly traded company incorporated in the United Kingdom. Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America, or with The Prudential Assurance Company Ltd, a subsidiary of M&G plc, a company incorporated in the United Kingdom. Athene Co-Invest Reinsurance Affiliate 1A Ltd., a Bermuda Class C insurer under the Bermuda Insurance Act 1978, owns a minority interest in Jackson Financial Inc. Prudential plc is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and a wholly owned subsidiary of Jackson. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067. Prudential plc announced that it plans to pursue a separation of Jackson Financial Inc. in the second half of 2021 through a demerger, whereby shares of Jackson Financial Inc. would be distributed to Prudential plc shareholders.

OUTSTANDING SHARES

The Trustees have fixed the close of business on June 15, 2021, as the Record Date for the determination of the Shareholders entitled to vote at the Meeting. Shareholders on the Record Date will be entitled to one vote for each full share held and to a proportionate fractional vote for each fractional share. As of the Record Date, there were issued and outstanding the following number of Fund shares:

Fund	Shares Outstanding
JNL/Morningstar PitchBook Listed Private Equity Index Fund (Class A)	21,132.553
JNL/Morningstar PitchBook Listed Private Equity Index Fund (Class I)	499,750.000

As of June 15, 2021, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares in the Trust are sold only to the separate accounts of the Insurance Companies, certain funds of the Trust organized as funds-of-funds, and certain non-qualified retirement plans, the Insurance Companies, through the separate accounts which hold shares in the Trust as funding vehicles for the Variable Contracts and certain retirement plans, are the owners of record of substantially all of the shares of the Trust. In addition, Jackson National, through its general account, is the beneficial owner of shares in certain of the funds, in some cases representing the initial capital contributed at the inception of a fund, and in other cases representing investments made for other corporate purposes.

As may be required by applicable law and interpretations of the staff of the SEC, Jackson generally will solicit voting instructions from owners of variable insurance contracts regarding matters submitted to shareholder vote, and will vote the shares held by its separate accounts in accordance with the voting instructions received from variable contract owners to whose contracts such shares are attributable. This is sometimes referred to as “pass through” voting. Further, those shares which are owned by Jackson through its general account, as well as shares held by its separate accounts for which no voting instructions are received from contract owners, also will be voted by Jackson in the same proportions as those shares for which voting instructions are received from variable contract owners. This is sometimes referred to as “echo” voting. As a result, a small number of Contract Owners may determine the outcome of the vote.

As of the Record Date, June 15, 2021, the following persons owned 5% or more of the shares of the Fund either beneficially or of record:

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JNL/Morningstar PitchBook Listed Private Equity Index Fund – Class A Shares
Owner’s Name	Address	Percentage of Shares Owned
Revocable Deed of Trust for Carol Jo Eick DTD 4/16/20	330 S. Darlington Street West Chester, PA 19380	13.54%
Grant C. Gray	312 Airport Road S Pearl, MS 39208	9.40%
Judith F. Mahone	3612 Huguenot Trail Powhatan, VA 23139	9.14%
Timothy Kastning	10035 North Happy Trail Rathdrum, ID 83858	7.38%
James R. Darlak	18520 Sheridan Drive Williamsville, NY 14221	5.94%
Michael E. Loftus & Tina M. Clemmons	4631 E. Vermont Avenue S. Phoenix, AZ 85018	5.88%

JNL/Morningstar PitchBook Listed Private Equity Index Fund – Class I Shares
Owner’s Name	Address	Percentage of Shares Owned
Jackson National Life – Seed Money	1 Corporate Way Lansing, MI 48951	100.00%

Contract Owners may be deemed to have an indirect beneficial interest in the Fund shares owned by the separate accounts. As noted above, Contract Owners have the right to give instructions to the insurance company Shareholders as to how to vote the Fund shares attributable to their Variable Contracts. As of June 15, 2021, no persons may be deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

CONTINGENCY PLAN

If the Proposal is not approved by Shareholders, the Board will consider what actions are appropriate and in the best interests of Shareholders of the Fund. While the Board has made no determination regarding this contingency, it is possible that the Board would determine to re-solicit Shareholders of the Fund to approve the Proposal.

OTHER BUSINESS

The Trustees do not intend to present and do not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

The Trust does not hold regular meetings of Shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of Shareholders should send their written proposals to the Secretary of the Trust at the address set forth on the first page of this proxy statement.

Proposals must be received a reasonable time prior to the date of a meeting of Shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent meeting of Shareholders will vote in their discretion with respect to proposals submitted on an untimely basis.

SOLICITATION OF PROXIES AND CONTRACT OWNER VOTING INSTRUCTIONS

In addition to the mailing of these proxy materials, voting instructions may be solicited by letter, telephone or personal contact by officers or employees of the Trust, JNAM or officers or employees of the Insurance Companies.

The costs of the printing and mailing of the Notice, this Proxy Statement, and the accompanying voting instruction card, and the solicitation of Contract Owner voting instructions, will be paid by the Fund’s sub-adviser, Mellon Investments Corporation. The Trust is not expected to bear any significant expenses in connection with the Meeting or the solicitation of proxies and voting instructions.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTIONS FORM IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

/s/ Mark D. Nerud

Mark D. Nerud
Trustee, President, and Chief Executive Officer

Dated: June 28, 2021
Lansing, Michigan

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